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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                        Amendment No. 1 to Current Report

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 26, 2002


                        Fusion Medical Technologies, Inc.
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                    000-28460                 94-3177221
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(State or Other Jurisdiction         (Commission              (IRS Employer
     of Incorporation)               File Number)            Identification No.)


                            34715 Ardenwood Boulevard
                            Fremont, California 94555
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               (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (510) 818-4600
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  Other Events

      Item 5 to the Current Report on Form 8-K filed by the Registrant on March 1, 2002 is hereby amended and restated in its entirety as follows:

      On February 27, 2002, Fusion Medical Technologies, Inc., a Delaware corporation ("Fusion"), and Baxter International Inc., a Delaware corporation ("Baxter") issued a joint press release announcing the execution of an Agreement and Plan of Merger and Reorganization, dated as of February 26, 2002 (the "Merger Agreement"), by and among Baxter, HB2002 Corporation, a Delaware corporation and a wholly-owned subsidiary of Baxter ("Merger Sub"), and Fusion. In accordance with the Merger Agreement, Merger Sub will be merged with and into Fusion with Fusion continuing as the surviving corporation and a wholly-owned subsidiary of Baxter (the "Merger"). As a result of the Merger, each issued and outstanding share of Fusion Common Stock, par value $0.001 per share, will be automatically converted into the right to receive the fraction of a share of Baxter Common Stock, par value $1.00 per share ("Baxter Share"), equal to $10.00 divided by the average closing sale price of one Baxter Share for the ten consecutive trading days ending on and including the third trading day prior to the date of the meeting of Fusion's stockholders to approve the Merger. In connection with the Merger Agreement, all of the directors, executive officers and certain other principal stockholders of Fusion holding an aggregate of approximately 3,298,113 shares of Fusion Common Stock, or approximately 23.2% of the outstanding shares, and options to acquire 1,499,918 shares of Fusion Common Stock, have entered into voting agreements with Baxter, dated as of February 26, 2002 and have delivered irrevocable proxies (the "Proxies") to Baxter, pursuant to which they have agreed to vote their Fusion shares in favor of the adoption and approval of the Merger Agreement and approval of the Merger, in favor of the other actions contemplated by the Merger Agreement, against the approval of any offer or proposal regarding a merger, sale, tender offer, or other similar transaction involving Fusion, against any proposal made in opposition to, or in competition with, the Merger and the transactions contemplated by the Merger Agreement, and against any other action that is intended to, or could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger. The consummation of the Merger is subject to the approval of the stockholders of Fusion, receipt of necessary approvals under applicable antitrust laws, SEC clearance and other customary closing conditions. The Merger is intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

      Copies of the Merger Agreement, the form of Voting Agreement and the joint press release are incorporated herein by reference to Fusion's Current Report on Form 8-K filed March 1, 2002.

ITEM 7.  Financial Statements and Exhibits

Exhibit No.       Description
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2.1               Agreement and Plan of Merger and Reorganization, dated
                  February 26, 2002, by and among Baxter International Inc.,
                  HB2002 Corporation and Fusion


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                  Medical Technologies, Inc. (incorporated by reference to
                  Fusion's Current Report on Form 8-K filed March 1, 2002).

2.2 Form of Voting Agreement, dated February 26, 2002, by and among Baxter International Inc., HB2002 Corporation and certain stockholders of Fusion Medical Technologies, Inc. (incorporated by reference to Fusion's Current Report on Form 8-K filed March 1, 2002).

99.1 Text of Joint Press Release of Fusion Medical Technologies, Inc. and Baxter International Inc., dated February 27, 2002 (incorporated by reference to Fusion's Current Report on Form 8-K filed March 1, 2002).

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FUSION MEDICAL TECHNOLOGIES, INC.

                                          By: /s/ Larry Strauss
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                                              Larry Strauss

                                              Vice President, Finance and Chief
                                              Financial Officer


Dated: March 7, 2002

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